Assignment of Oil and Gas Leases

     Hudson Resources Corp., 11108 N.W. 115, Yukon, Oklahoma 73099 ("Assignor") for and in consideration of One Dollar paid, the receipt whereof is acknowledged, does hereby SELL, ASSIGN, TRANSFER AND SET OVER unto Superior Oil and Gas Corp., 14910 N.W. 35th Street, Yukon, Oklahoma 73099 ("Assignee") all its interest in and to the oil and gas leases described on Exhibit A attached hereto insofar as the leases cover the lands described on Exhibit A attached hereto in PUSHMATAHA COUNTY, OKLAHOMA together with all the rights incident thereto and the personal property thereon, appurtenant thereto, or used or obtained in connection therewith.
     For the same consideration, Assignor covenants with Assignee, its successors or assigns that the Assignor is the lawful owner of and has good title to the interests described on Exhibit A, free and clear from all liens, encumbrances or adverse claims, that the leases are valid and subsisting leases on the lands and all rentals and royalties due thereon have been paid and all conditions necessary to keep the leases in full force have been duly performed, and that Assignor will warrant and forever defend the leases against all persons whomsoever, lawfully claiming or to claim the same.
     Executed on May 23, 2006.

                                                 Hudson Resources Corp.


                                                 By: /s/ Thomas Marshall, Pres.
                                                    ----------------------------
State of Oklahoma
County of Canadian

     Before me, the undersigned, a Notary Public, in and for said County and State on this 23rd day of May, 2006, personally appeared Thomas Marshall to me known to be the identical person what subscribed the name of the maker thereof to the foregoing instrument as its ____________ President and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth. Given under my hand and seal of office the day and year last above written.

                                                                /s/ Gayla McCoy
My commission expires:  9/24/08                                -----------------
#15241                                                         Notary Public











                                                                    Exhibit 10.9
                                                               Page 1 of 2 Pages


                                    EXHIBIT A
                                       TO
                        ASSIGNMENT OF OIL AND GAS LEASES
                               DATED MAY 23, 2006
                     From HUDSON RESOURCES, CORP. (Assignor)
                                       To
                       SUPERIOR OIL AND GAS CO. (Assignee)

                           PUSHMATAHA COUNTY, OKLAHOMA

Date of                                                                                 Gross   Recorded:
Lease     Lessor                 Lessee                   Land Description              Acres   Book-Page
-----     ------                 ------                   ----------------              -----   ---------
          Gary and Lisa Dennis   Hudson Resources Corp.   Sec. 10-T1N-R19E              50

          Gary and Lisa Dennis   Hudson Resources Corp.   Sec. 12-T1N-R19E              50

          Gary and Lisa Dennis   Hudson Resources Corp.   SW SW NW and SW and           13.75
                                                          S/2 SE NW, Sec. 15-T2N-R21E

          Gary and Lisa Dennis   Hudson Resources Corp.   SE SE NE and SE,              11.25
                                                          Sec. 16-T2N-R21E











                                                                    Exhibit 10.9
                                                               Page 2 of 2 Pages